EXHIBIT 99.3

UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

Introduction

The following tables present unaudited pro forma consolidated financial statements of Sun Healthcare Group, Inc. (“Sun”) as of September 30, 2006, for the nine months then ended and for the year ended December 31, 2005.

The unaudited pro forma consolidated financial information relates to the following transactions:

1. Our sale on December 1, 2006 of SunPlus Home Health Services, Inc. (the “SunPlus Sale”) for $19.5 million in gross cash proceeds;

2. The proposed acquisition of Harborside Healthcare Corporation (“Harborside”);

3. Entering into new credit facilities, the issuance of senior subordinated notes and the refinancing of outstanding indebtedness of Sun and of Harborside (collectively, the “Acquisition Financing Transactions”), all in connection with the acquisition of Harborside;

4. The acquisition of Peak Medical Corporation (“Peak”) in December 2005; and

5. Various acquisitions and proposed acquisitions made or to be made by Harborside (collectively, the “Harborside Transactions”), consisting of (a) the acquisition of the operations of nine facilities in Kentucky (of which four are owned by Harborside and five are leased from a third party) on July 1, 2005 for a total purchase price of $32.4 million (the “2005 Kentucky Acquisition”); (b) the purchase of a 75% interest in Physicians Homecare, a Massachusetts home health provider, for $5.6 million (the “PHC Acquisition”), on May 1, 2006; (c) the purchase of three facilities in Connecticut, two on August 1, 2006 and one on November 1, 2006, for a total purchase price of $26.9 million (the “Connecticut Acquisition”); (d) the purchase of eleven facilities in Kentucky on October 1, 2006 for a total purchase price of $49.1 million (the “2006 Kentucky Acquisition”); and (e) the proposed acquisition of the real estate underlying five facilities in Connecticut (the “Moffie Portfolio”) that are currently leased and operated by Harborside for a total purchase price of $70.0 million, pursuant to the exercise of a purchase option, which is expected to close in the first quarter of 2007.

The unaudited pro forma consolidated balance sheet as of September 30, 2006 gives effect to the SunPlus Sale, the Harborside acquisition, the Acquisition Financing Transactions and certain of the Harborside Transactions as if they had occurred on September 30, 2006. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2005 gives effect to the Peak acquisition, the Harborside acquisition, the Acquisition Financing Transactions and all the Harborside Transactions as if they had occurred on January 1, 2005. The unaudited pro forma consolidated statement of operations for the nine months ended September 30, 2006 gives effect to the Harborside acquisition, the Acquisition Financing Transactions and certain of the Harborside Transactions as if they had occurred on January 1, 2005.

Sun, Peak and Harborside have had no intercompany activity that would require elimination in preparing the unaudited pro forma consolidated financial statements.

The Peak acquisition closed on December 9, 2005, resulting in the issuance of 8.9 million shares to Peak’s prior equity holders. The final valuation of Peak’s owned property and equipment was completed in the third quarter of 2006 and resulted in an increase to the assets of $13.0 million from Peak’s historical cost. The depreciation and amortization expense associated with this adjustment was recorded in the unaudited consolidated statement of operations of Sun for the nine months ended September 30, 2006; however, the adjustment to the year ended December 31, 2005 of $1.7 million is reflected as a pro forma adjustment for comparative purposes in this presentation.

The unaudited pro forma consolidated financial statements were prepared using the purchase method of accounting for the Peak acquisition, the Harborside Transactions and the Harborside acquisition. The pro forma adjustments and the resulting unaudited pro forma consolidated financial statements were prepared based on available information and certain assumptions and estimates described in the notes to the unaudited pro forma consolidated financial statements. The cost of Harborside, including the Harborside Transactions, has been allocated to the assets acquired and liabilities assumed based on our management’s preliminary estimate of their respective fair values as of the expected date of acquisition. Any differences between the fair value of the consideration paid and the fair value of the assets acquired and liabilities assumed will be recorded as goodwill. The amounts allocated to acquired assets and assumed liabilities in the unaudited pro forma balance sheet are based on these preliminary estimates. Accordingly, the pro forma purchase price allocation adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma consolidated financial statements and are subject to revision based on a final determination of fair value after closing the acquisition.

The unaudited pro forma consolidated financial statements do not purport to represent what our financial position or results of operations would have been had the acquisition of Harborside and Peak occurred on the dates indicated or to project our financial position or results of operations for any future period. Furthermore, the unaudited pro forma consolidated financial statements do not reflect changes which may occur as a result of activities after the acquisition of Harborside closes. The unaudited pro forma financial statements should be read in conjunction with Peak’s unaudited consolidated financial information for the nine months ended September 30, 2005 and Harborside’s consolidated financial statements and related notes thereto included in this Form 8-K and Peak’s unaudited consolidated financial information incorporated by reference into this Form 8-K.

Unaudited Pro Forma Consolidated Balance Sheet

As of September 30, 2006

(in thousands)

	As Reported Sun	(3) SunPlus Sale	As Adjusted Sun	As Reported Harborside	(4) Harborside Transactions	Transaction Adjustments		Pro Forma Combined Sun and Harborside
Assets:
Cash and cash equivalents	$16,731	$18,527	$35,258	$30,461	$—	$312,824	(6a)	$16,731
						(361,812	)(6a)
Accounts receivables, net	117,098	—	117,098	69,167	—	—		186,265
Inventories, net	4,825	—	4,825	—	—	1,375	(5a)	7,395
						1,195	(5b)
Other receivables, net	3,090	—	3,090	—	—	3,432	(5a)	6,522
Assets held for sale	15,553	(14,656)	897	—	—	—		897
Restricted cash, current	29,128	—	29,128	—	—	—		29,128
Prepaid expenses	3,681	—	3,681	20,922	—	(5,297	)(5a)	19,306
Deferred income taxes	—	—	—	20,496	—	(20,496	)(5i)	—

Total current assets	190,106	3,871	193,977	141,046	—	(68,779)		266,244
Property and equipment, net	210,503	—	210,503	233,406	99,921	16,697	(5c)	560,527
Intangible assets, net	15,919	—	15,919	—	—	1,850	(5d)	17,769
Goodwill	62,752	—	62,752	6,154	26,104	(32,258	)(5e)	354,041
						291,289	(5f)
Restricted cash, non-current	35,400	—	35,400	7,772	—	—		43,172
Notes receivable, net	—	—	—	7,487	(7,487)	—		—
Deferred financing fees, net	979	—	979	8,243	—	17,588	(6a)	21,711
						(5,099	)(6b)
Other assets, net	6,828	—	6,828	—	—	490	(5a)	7,318

Total assets	$522,487	$3,871	$526,358	$404,108	$118,538	$221,778		$1,270,782

Unaudited Pro Forma Consolidated Balance Sheet (Continued)

As of September 30, 2006

(in thousands)

	As Reported Sun	(3) SunPlus Sale	As Adjusted Sun	As Reported Harborside	(4) Harborside Transactions	Transaction Adjustments		Pro Forma Combined Sun and Harborside
Liabilities:
Accounts payable	$42,993	$—	$42,993	$23,288	$—	$—		$66,281
Accrued compensation and benefits	38,755	—	38,755	24,415	—	—		63,170
Accrued self-insurance obligations, current portion	41,942	—	41,942	14,291	—	—		56,233
Income taxes payable	11,857	2,591	14,448	294	—	—		14,742
Other accrued liabilities	38,930	—	38,930	12,248	—	7,229	(6c)	58,554
	—	—	—	—	—	147	(5a)
Liabilities held for sale	3,267	(3,267)	—	—	—	—		—
Current portion of deferred income	—	—	—	147	—	(147	)(5a)	—
Current portion of long-term debt	56,595	—	56,595	340	—	(15,117	)(6a)	41,818
Current portion of capital leases	1,085	—	1,085	—	—	—		1,085

Total current liabilities	235,424	(676)	234,748	75,023	—	(7,888)		301,883
Accrued self-insurance obligations, net of current portion	99,331	—	99,331	18,644	—	—		117,975
Long-term debt, net of current portion	144,153	—	144,153	193,690	118,538	(334,471	)(6a)	121,910
Senior term loan	—	—	—		—	430,000	(6a)	430,000
Senior subordinated notes	—	—	—		—	250,000	(6a)	250,000
Unfavorable lease obligations	10,102	—	10,102	—	—	1,597	(5a)	11,699
Long-term portion of deferred income	—	—	—	1,597	—	(1,597	)(5a)	—
Deferred income taxes	7,660	—	7,660	21,972	—	(21,972	)(5i)	7,660
Other long-term liabilities	15,835	—	15,835	—	—	—		15,835
Redeemable preferred stock	—	—	—	58,342	—	(58,342	)(5e)	—

Total liabilities	512,505	(676)	511,829	369,268	118,538	257,327		1,256,962

Minority interest	—	—	—	270	—	—		270

Stockholders’ equity:
Common stock	314	—	314	156	—	(156	)(5e)	314
Additional paid-in capital	432,122	—	432,122	181,506	—	(181,506	)(5e)	432,122
Retained earnings (deficit)	(422,363)	4,547	(417,816)	36,654	—	(37,633	)(5e)	(418,795)

	10,073	4,547	14,620	218,316	—	(219,295)		13,641
Less:
Treasury stock	(91)	—	(91)	(183,746)	—	183,746	(5e)	(91)

Total stockholders’ equity	9,982	4,547	14,529	34,570	—	(35,549)		13,550

Total liabilities and stockholders’ equity	$522,487	$3,871	$526,358	$404,108	$118,538	$221,778		$1,270,782

See Notes to Unaudited Pro Forma Consolidated Financial Statements

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2005

(in thousands, except per share data)

	As Reported Sun	(7) 11 Months Peak	Peak Pro Forma Adjustments		As Adjusted Sun	As Reported Harborside	(4) Harborside Transactions	Transaction Adjustments		Pro Forma Combined Sun and Harborside
Total net revenues	$821,331	$225,437	$—		$1,046,768	$495,717	$116,266	$101	(5a)	$1,658,852

Costs and expenses:
Operating salaries and benefits	484,684	106,219	—		590,903	—	65,966	279,703	(5a)	927,900
								(8,672	)(5g)
Self-insurance for workers’ compensation and general and professional liability insurance	28,445	10,334	—		38,779	—	1,256	16,370	(5a)	56,405
Operating administrative expenses	23,746	—	—		23,746	—	—	—		23,746
Other operating costs	172,552	65,089	—		237,641	412,300	31,847	(302,488	)(5a)	379,300
Facility rent expense	39,087	12,953	—		52,040	27,455	(4,717)	(1,244	)(5a)	72,528
								157	(5d)
								(1,163	)(5g)
General and administrative expenses	47,194	8,719	—		55,913	23,155	—	1,244	(5a)	80,312
Depreciation and amortization	8,975	4,057	1,730	(7a)	14,762	14,678	8,213	(1,479	)(5a)	36,174
Provision for losses on accounts receivable	3,774	2,142	—		5,916	—	121	6,516	(5a)	12,553
Interest, net	12,039	7,926	—		19,965	8,763	7,435	37,967	(6d)	75,865
								1,479	(5a)
								(1,913	)(6b)
								2,169	(6a)
Loss on asset impairment	361	—	—		361	—	—	—		361
Management fee	—	—	—		—	500	2,903	(500	)(5h)	2,903
Minority interest	—	—	—		—	219	—	—		219
Restructuring costs, net	121	—	—		121	—	—	—		121
Loss on sale of assets, net	384	—	—		384	—	—	—		384
Loss on extinguishment of debt, net	408	—	—		408	—	—	—		408

Total costs and expenses	821,770	217,439	1,730		1,040,939	487,070	113,024	28,146		1,669,179

(Loss) income before income taxes and discontinued operations	(439)	7,998	(1,730)		5,829	8,647	3,242	(28,045)		(10,327)
Income tax (benefit) expense	(786)	144	—		(642)	450	—	—		(192)

Income (loss) from continuing operations	$347	$7,854	$(1,730)		$6,471	$8,197	$3,242	$(28,045)		$(10,135)

Basic earnings (loss) per common and
common equivalent share:
Income (loss) from continuing operations	$0.02				$0.27					$(0.42)

Diluted earnings (loss) per common and common equivalent share: Income (loss) from continuing operations	$0.02				$0.27					$(0.42)

Weighted average number of common and Common equivalent shares outstanding:
Basic	16,003		8,313	(7b)	24,316					24,316
Diluted	16,019		8,367	(7b)	24,386					24,316

Unaudited Pro Forma Consolidated Statement of Operations

For the Nine Months Ended September 30, 2006

(in thousands, except per share data)

	As Reported Sun	As Reported Harborside	(4) Harborside Transactions	Transaction Adjustments		Pro Forma Combined Sun and Harborside
Total net revenues	$818,305	$427,896	$59,758	$106	(5a)	$1,306,065

Costs and expenses:
Operating salaries and benefits	460,438	—	35,298	235,668	(5a)	724,900
				(6,504	)(5g)
Self-insurance for workers’ compensation and general and professional liability insurance	31,522	—	525	10,417	(5a)	42,464
Operating administrative expenses	21,264		—	—		21,264
Other operating costs	183,807	350,246	16,481	(251,537	)(5a)	298,997
Facility rent expense	40,360	21,379	(5,471)	(1,116	)(5a)	54,398
				118	(5d)
				(872	)(5g)
General and administrative expenses	36,353	19,600	—	1,069	(5a)	57,022
Depreciation and amortization	12,085	12,999	5,640	(1,315	)(5a)	29,409
Provision for losses on accounts receivable	6,548	—	40	5,605	(5a)	12,193
Interest, net	14,289	9,752	5,189	26,367	(6d)	56,909
				1,315	(5a)
				(1,630	)(6b)
				1,627	(6a)
Management fee	—	375	1,429	(375	)(5h)	1,429
Diligence costs	—	2,360	—	(2,360	)(5h)	—
Minority interest	—	186	—	—		186
Restructuring costs, net	(1)	—	—	—		(1)
Loss on contract termination	975	—	—	—		975
Loss on sale of assets, net	156	—	—	—		156

Total costs and expenses	807,796	416,897	59,131	16,477		1,300,301

Income (loss) before income taxes and discontinued operations	10,509	10,999	627	(16,371)		5,764
Income tax expense (benefit)	3,353	2,111	—	(5,746	)(5j)	(282)

Income (loss) from continuing operations	$7,156	$8,888	$627	$(10,625)		$6,046

Basic earnings per common and common equivalent share:
Income from continuing operations	$0.23					$0.19

Diluted earnings per common and common equivalent share:
Income from continuing operations	$0.23					$0.19

Weighted average number of common and Common equivalent shares outstanding:
Basic	31,252					31,252
Diluted	31,338					31,338

See Notes to Unaudited Pro Forma Consolidated Financial Statements

Notes to Unaudited Pro Forma Consolidated Financial Statements

1. Basis of Pro Forma Presentation

On October 19, 2006, Sun announced that it entered into a definitive agreement to acquire Harborside in a transaction in which Sun would pay approximately $350 million in cash for all of Harborside’s outstanding stock and to refinance or assume Harborside’s net debt of approximately $275 million (which includes indebtedness to be incurred to purchase, prior to closing, certain facilities that are currently leased by Harborside).

2. Preliminary Purchase Price

The estimated purchase price of the proposed acquisition of Harborside is as follows (in thousands) as if the transaction closed on September 30, 2006 and including indebtedness incurred since such date for certain acquisitions and expected to be incurred prior to closing to acquire certain facilities that are currently leased by Harborside (in thousands):

Cash	$349,400
Assumption of Harborside debt obligations, net of cash acquired	282,107	(a)
Estimated direct transaction costs	19,641

Total	$651,148

(a)	Includes debt incurred in connection with the following transactions completed by Harborside subsequent to September 30, 2006, but which have already occurred or are expected to occur prior to closing of the acquisition of Harborside: (i) the 2006 Kentucky Acquisition, (ii) the Connecticut Acquisition and (iii) the acquisition of the Moffie Portfolio, net of cash acquired from Harborside of $30,461 as of September 30, 2006.

Under the purchase method of accounting, the total estimated purchase price as shown in the table above will be allocated to Harborside’s net tangible and intangible assets based upon their estimated fair values as of the date of completion of the proposed transaction. Any excess of the purchase price over the estimated fair value of the net tangible and intangible assets will be recorded as goodwill.

Based upon the estimated purchase price and assumptions regarding valuations of acquired assets and assumed liabilities (including those acquired in connection with the Harborside Transactions), the preliminary purchase price allocation, which may change based upon the completion of valuations to be performed by a third party valuation firm and an independent actuary, is as follows (amounts in thousands):

Net working capital	$16,111
Property and equipment	350,024
Other long-term assets	12,385
Identified intangibles	1,850
Goodwill	291,289
Other long-term liabilities	(20,241)
Minority interest	(270)

Total	$651,148

The depreciation and amortization related to the fair value adjustments are reflected as pro forma adjustments to the unaudited pro forma consolidated financial statements.

Goodwill represents the excess of the purchase price over the fair market value of the net tangible and intangible assets acquired and liabilities assumed. Goodwill will not be amortized and will be tested for impairment on an annual basis and whenever events or circumstances occur indicating that the goodwill may be impaired. The preliminary purchase price allocation for Harborside is subject to revision as a more detailed analysis is completed, including the completion of valuations to be performed by a third party valuation firm and an independent actuary, and additional information on the fair values of Harborside’s assets and liabilities becomes available. Any change in the fair value of the assets or liabilities of Harborside will change the amount of the purchase price allocable to goodwill. The final purchase price allocation may differ materially from the allocation presented here.

3. Sale of Home Health Operating Segment

On December 1, 2006, we sold SunPlus Home Health Services, Inc., our home health operating segment, to AccentCare Home Health, Inc. for gross proceeds of $19,527. We received cash proceeds of $18,527, net of approximately $1,000 of transaction expenses.

4. Harborside Transactions

The following unaudited pro forma consolidated financial information includes historical results and related pro forma adjustments (including purchase accounting) to include facilities acquired or to be acquired by Harborside that were not included in their historical results for the entire periods presented, as follows (in thousands):

Assets to be Acquired, Adjusted for Purchase Accounting and Related Debt

As of September 30, 2006

	(c) 2006 KY Acquisition	(d) CT Acquisition (1 bldg)	(e) Moffie Portfolio	Harborside Transactions
Fair Value of Assets and Liabilities to be Acquired:
Property and equipment	$29,394	$6,975	$63,552	$99,921
Goodwill	19,656		6,448	26,104
Notes payable to Harborside from Moffie	—	—	(7,487)	(7,487)
Long-Term Debt	49,050	6,975	62,513	118,538

Harborside Transactions

Unaudited Pro Forma Combined Statement of Operations

For the Year Ended December 31, 2005

(in thousands)

	(a) 2005 KY Acquisition	(b) PHC Acquisition	(c) 2006 KY Acquisition	(d) (3 bldgs) CT Acquisition	(e) Moffie Portfolio	(f) Harborside Transaction Adjustments	Harborside Transactions
Total net revenues	$28,035	$5,489	$35,817	$46,925	$—	$—	$116,266

Costs and expenses:
Operating salaries and benefits	11,677	4,105	16,710	33,474	—	—	65,966
Self-insurance for workers’ compensation and general and professional liability insurance	424	119	417	296	—	—	1,256
Other operating costs	10,764	680	10,866	9,537	—	—	31,847
Facility rent expense	2,451	191	2,605	141	(7,500)	(2,605)	(4,717)
Depreciation and amortization	163	23	549	2,465	2,772	2,241	8,213
Provision for losses on accounts receivable	109	12	—	—	—	—	121
Interest, net	—	370	365	1,598	5,102	—	7,435
Management fee	1,120	—	1,634	149	—	—	2,903

Total costs and expenses	26,708	5,500	33,146	47,660	374	(364)	113,024

Income (loss) before income taxes from continuing operations	1,327	(11)	2,671	(735)	(374)	364	3,242
Income tax (benefit) expense	—	—	—	—	—	—	—

Income (loss) from continuing operations	$1,327	$(11)	$2,671	$(735)	$(374)	$364	$3,242

Harborside Transactions

Unaudited Pro Forma Combined Statement of Operations

For the Nine Months Ended September 30, 2006

(in thousands)

	(b) PHC Acquisition	(d) (2 bldgs) CT Acquisition	(c) 2006 KY Acquisition	(d) (1 bldg) CT Acquisition	(e) Moffie Portfolio	(f) Harborside Transaction Adjustments	Harborside Transactions
Total net revenues	$2,035	$22,447	$27,122	$8,154	$—	$—	$59,758

Costs and expenses:
Operating salaries and benefits	1,611	15,276	12,842	5,569	—	—	35,298
Self-insurance for workers’ compensation and general and professional liability insurance	36	113	311	65	—	—	525
Other operating costs	322	5,334	8,211	2,614	—	—	16,481
Facility rent expense	69	85	1,674	—	(5,625)	(1,674)	(5,471)
Depreciation and amortization	7	1,135	499	269	2,079	1,651	5,640
Provision for losses on accounts receivable	40	—	—	—	—	—	40
Interest, net	144	675	355	189	3,826	—	5,189
Management fee	—	31	1,230	168	—	—	1,429

Total costs and expenses	2,230	22,649	25,122	8,874	280	(23)	59,131

Income before income taxes from continuing operations	(194)	(202)	2,000	(720)	(280)	23	627
Income tax expense	—	—	—	—	—	—	—

Income from continuing operations	$(194)	$(202)	$2,000	$(720)	$(280)	$23	$627

(a)	Reflects pre-acquisition unaudited historical results of operations for the 2005 Kentucky Acquisition for the period from January 1, 2005 through June 30, 2005.

(b)	Reflects pre-acquisition unaudited historical results of operations for the PHC Acquisition for the year ended December 31, 2005 and for the four months ended April 30, 2006, as applicable.

(c)	Adjustments to the assets to be acquired, adjusted for purchase accounting and related debt, as of September 30, 2006 include purchase accounting adjustments for the 2006 Kentucky Acquisition as if it had been completed on September 30, 2006.

The adjustment to the unaudited pro forma combined statement of operations for the year ended December 31, 2005 reflects the 2006 Kentucky Acquisition’s pre-acquisition unaudited results of operations for the year ended December 31, 2005.

The adjustments to the unaudited pro forma combined statement of operations for the nine months ended September 30, 2006, reflects pre-acquisition unaudited historical results of operations for such acquisition for the nine months ended June 30, 2006, given the current unavailability of unaudited historical results of operations for the three months ended September 30, 2006.

(d)	On August 1, 2006, Harborside acquired two of the three facilities in the Connecticut Acquisition for $19,925 and commenced management of the third facility until the acquisition of such facility by Harborside on November 1, 2006 for $6,975.

The adjustments to the assets to be acquired, adjusted for purchase accounting and related debt, as of September 30, 2006 reflect purchase accounting adjustments for the November 1 purchase of the third facility in the Connecticut Acquisition as if it had been acquired as of September 30, 2006.

The adjustment to the unaudited pro forma combined statement of operations for the year ended December 31, 2005, reflects the Connecticut Acquisition’s unaudited results for the year ended September 30, 2005.

The adjustments to the unaudited pro forma combined statement of operations for the nine months ended September 30, 2006, reflects: the Connecticut Acquisition’s unaudited results of operations for the seven months ended June 30, 2006 (as the two months ended September 30, 2006 are already included in Harborside’s as reported results);

(e)	The adjustments to the assets to be acquired, adjusted for purchase accounting and related debt, as of September 30, 2006 reflect purchase accounting adjustments for the acquisition of the Moffie Portfolio as if it had been acquired on September 30, 2006. The adjustments to the unaudited pro forma combined statement of operations for each of the year ended December 31, 2005 and the nine months ended September 30, 2006, reflect the impact of the acquisition of the Moffie Portfolio (converting from leased to owned properties);

(f)	In the unaudited pro forma combined statement of operations for the year ended December 31, 2005 and the nine-month period ended September 30, 2006, reflects (i) with respect to the 2006 Kentucky Acquisition, the removal of rent expense as Harborside acquired ownership of the properties in connection with such transaction and, (ii) depreciation and amortization expense adjustments of $2,241 and $1,651, respectively, related to the purchase price valuations of

Harborside’s property and equipment for the Kentucky Acquisition and the third facility in the Connecticut Acquisition. Assumed estimated useful lives for depreciation of buildings and improvements were between 20-40 years, averaging 24 years, depending upon the age of the facility. Estimated useful lives for depreciation of furniture, fixtures and equipment were assumed to average six years.

5. Transaction Adjustments

Pro forma transaction adjustments are necessary to reflect the estimated purchase price, to adjust amounts related to Harborside’s assets and liabilities to a preliminary estimate of their fair values, to reflect changes in depreciation and amortization expense resulting from the estimated fair value adjustments to net tangible and intangible assets, and to reflect other transactions directly related to the proposed transaction.

The accompanying unaudited pro forma consolidated financial statements reflect the following pro forma adjustments (dollar amounts in thousands):

(a)	To reclassify Harborside’s financial statement presentation to Sun’s financial statement presentation:

Unaudited Selected Reclassified Consolidated Balance Sheet

As of September 30, 2006

	As Reported Harborside	Reclassification Entries	As Reclassified Harborside
	(in thousands)
Assets:
Inventories, net	$—	$1,375	$1,375
Other receivables, net of allowance	—	3,432	3,432
Prepaid expenses	20,922	(5,297)	15,625

Total reclassified current assets	20,922	(490)	20,432

Other assets, net	—	490	490

Total reclassified assets	$20,922	$—	$20,922

Liabilities:
Other accrued liabilities	12,248	147	12,395
Current portion of deferred income	147	(147)	—

Total reclassified current liabilities	12,395	—	12,395

Unfavorable lease obligations	—	1,597	1,597
Long-term portion of deferred income	1,597	(1,597)	—

Total reclassified long-term liabilities	$1,597	$—	$1,597

Unaudited Reclassified Consolidated Statement of Operations

For the Year Ended December 31, 2005

	As Reported Harborside	Reclassification Entries	As Reclassified Harborside
	(in thousands)
Total net revenues	$495,717	$101	$495,818

Costs and expenses:
Operating salaries and benefits	—	279,703	279,703
Self-insurance for workers’ compensation and general and professional liability insurance	—	16,370	16,370
Other operating costs	412,300	(302,488)	109,812
Facility rent expense	27,455	(1,244)	26,211
General and administrative expenses	23,155	1,244	24,399
Depreciation and amortization	14,678	(1,479)	13,199
Provision for losses on accounts receivable	—	6,516	6,516
Interest, net	8,763	1,479	10,242
Management fee	500	—	500
Minority interest	219	—	219

Total costs and expenses	487,070	101	487,171

Income before income taxes and discontinued
operations	8,647	—	8,647
Income tax	450	—	450

Income from continuing operations	$8,197	$—	$8,197

Unaudited Reclassified Consolidated Statement of Operations

For the Nine Months Ended September 30, 2006

	As Reported Harborside	Reclassification Entries (a)	As Reclassified Harborside
	(in thousands)
Total net revenues	$427,896	$106	$428,002

Costs and expenses:
Operating salaries and benefits	—	235,668	235,668
Self-insurance for workers’ compensation and general and professional liability insurance	—	10,417	10,417
Other operating costs	350,246	(251,537)	98,709
Facility rent expense	21,379	(1,116)	20,263
General and administrative expenses	19,600	1,069	20,669
Depreciation and amortization	12,999	(1,315)	11,684
Provision for losses on accounts receivable	—	5,605	5,605
Interest, net	9,752	1,315	11,067
Management fee	375	—	375
Diligence costs	2,360		2,360
Minority interest	186	—	186

Total costs and expenses	416,897	106	417,003

Income before income taxes and discontinued
operations	10,999	—	10,999
Income tax	2,111	—	2,111

Income from continuing operations	$8,888	$—	$8,888

(b)	To increase Harborside’s inventory balance by $1,195 to conform to Sun’s accounting treatment. This adjustment will be a non-recurring charge to Sun’s statement of operations after completion of the proposed transaction.

(c)	In the pro forma balance sheet as of September 30, 2006, to record the adjustment to Harborside’s historical property and equipment based on management’s preliminary estimate of the fair value:

	Historical Amount	Estimated Adjustment (1)	Adjusted Amount
Land and improvements	$17,855	$—	$17,855
Buildings and improvements	184,417	14,876	199,293
Furniture, fixtures and equipment	30,094	1,821	31,915
Construction in progress	1,040	—	1,040

	$233,406	$16,697	$250,103

Additional property and equipment acquired in connection with certain of the Harborside Transactions completed or to be completed subsequent to September 30, 2006			99,921

			$350,024

(1)	See Note 4(f) above.

Depreciation lives for buildings and improvements were assumed to be between 20-40 years, averaging 24 years, depending upon the age of the facility, while lives for furniture, fixtures and equipment were assumed to average six years. As a result, after considering the effect of the pro forma adjustments for depreciation and amortization expense in the Harborside transaction adjustments in Note 4(f) above, no additional estimated adjustment to depreciation and amortization expenses was deemed to be appropriate. Final fair value amounts and useful lives assigned to Harborside’s property and equipment will be determined using a third party valuation firm.

(d)	In the pro forma balance sheet as of September 30, 2006, to record the preliminary purchase price allocation to other intangible assets of $1,850 and related amortization expense.

	Finite- Lived	Infinite- Lived	Total
Favorable lease intangible (average 7 year-life)	$1,100	$—	$1,100
Certificates of need / Licenses	—	750	750

	$1,000	$750	$1,850

In the pro forma statement of operations for the year ended December 31, 2005 and the nine-month period ended September 30, 2006, to adjust facility rent expenses for the amortization of favorable lease intangible of $157 and $118, respectively.

(e)	To record the amounts representing the elimination of Harborside’s goodwill, redeemable preferred stock and stockholder’s equity.

(f)	To record the allocation of $291,289 of excess purchase price of Harborside over its recorded assets and liabilities, as required under purchase accounting rules.

(g)	To adjust operating salaries and benefits in the year ended December 31, 2005 and the nine months ended September 30, 2006 for estimated net decreases in operating expenses. Both positions at Harborside’s corporate office and certain regional positions will be eliminated for an estimated annual net savings of approximately $8,672 ($6,504 for a nine-month period). Additional annual savings of $1,163 ($872 for a nine-month period) are expected to be realized through termination or transfer of Harborside’s corporate office lease. Sun may be unable to fully realize these estimated net cost savings.

(h)	To eliminate the management fee paid to Investcorp by Harborside in addition to the diligence costs incurred by Harborside in connection with this acquisition.

(i)	Adjustments to deferred tax assets and deferred tax liabilities relate to the net deferred tax impact of the non-deductible portion of assets acquired and liabilities assumed in connection with the transaction.

(j)	To record a reduction of $5,746 to the income tax provision for the nine months ended September 30, 2006 related to the pro forma adjustments, which offset Sun’s pre-tax book income.

6. Acquisition Financing Adjustments

Certain pro forma adjustments have been made to reflect financing transactions associated with the proposed transaction. Sun currently anticipates entering into the financing transactions to acquire Harborside and refinance the outstanding balance on Harborside’s existing credit facility. (dollar amounts in thousands):

(a)	To record the payments to be made from the proceeds of the new indebtedness:

Sources:
	Senior term loan		$430,000
	Senior revolving loan		3,638
	Senior subordinated notes		250,000

	Existing cash at Harborside		30,461
	Home Health net proceeds		18,527

	Subtotal		732,626

Uses:
	Refinance existing revolving credit facility – Sun	$34,510
	Refinance existing debt – Sun	50,143
	Term loan – Harborside	150,035
	Borrowings on future acquisitions – Harborside	118,538
	Financing fees (1)	17,588

	Subtotal	370,814	(370,814)

			361,812

	Remaining funds available for Harborside merger:
	Cash payment for Harborside equity	349,400
	Estimated direct transaction costs	12,412	(361,812)

		$732,626	$—

(1)	Financing fees include $8,838 related to the revolving credit facility with a term of six years and the senior term loan with a term of 7 years, and $8,750 related to the senior subordinated notes with a term of 10 years. Such fees would be amortized and included as part of interest expense in the amount of $2,169 for pro forma statement of operations the year ended December 31, 2005 and $1,627 for the nine months ended September 30, 2006.

Net new cash from financings of $312,824 is provided by (i) new term and revolver loan proceeds of $421,162 (net of $8,838 in financing fees), (ii) senior subordinated note proceeds of $241,250 (net of $8,750 in financing fees) which are expected to be collectively partially used for repayment of (iii) existing Harborside debt of $268,573 and (iv) existing Sun debt of $81,015.

(b)	To reflect the non-cash write-off of deferred loan costs associated with the refinancing of existing indebtedness of both Sun and Harborside and to record the related reduction in interest expense of $1,913 and $1,630, respectively, for the amounts that had been amortized for the year ended December 31, 2005 and the nine-month period ended September 30, 2006.

Sun	$979
Harborside	4,120

$5,099

(c)	Direct transaction costs of $19,641 primarily include estimated investment banking fees, legal fees, accounting fees, and estimated severance costs for Harborside, of which $12,412 will be paid at closing and $7,229 will be accrued.

(d)	To record pro forma interest expense based upon an assumed debt structure as follows:

	Blended Interest Rate	Debt	Year Ended December 31, 2005	Nine Months Ended September 30, 2006
Pro Forma Debt at Closing	8.79%	$843,728	$74,040	$55,530

Sun Historical Interest Costs, as adjusted for Peak in 2005			(19,965)	(14,289)
Harborside Historical Interest Costs, including adjustments for the Harborside Transactions			(16,198)	(14,941)

Adjustment to Interest expense, net			$37,967	$26,367

The interest expense calculation presented above uses the 3-month LIBOR rate as of December 1, 2006, which was 5.37%, to determine the interest rate applied to the borrowings under the new Senior Secured credit facilities. The pro forma interest does not include the net impact of amortization of deferred financing costs of $1,735 and $1,312, respectively, for the year ended December 31, 2005 and the nine months ended September 30, 2006. Each 0.125% increase or decrease in interest rate on debt expected to be issued in connection with the transaction would result in an annual interest expense increase or decrease, respectively, of $905.

7. Peak Reclassified Financial Statements

Unaudited Reclassified Consolidated Statement of Operations

For the Eleven Months Ended November 30, 2005

(in thousands)

	Peak 9 Months Ended 9/30/05 (1)	Peak 2 Months Ended 11/30/05 (2)	Peak 11 Months Ended 11/30/05	Reclassification Entries (3)	As Reclassified Peak
Total net revenues	$184,211	$41,226	$225,437	$—	$225,437

Costs and expenses:
Operating salaries and benefits	—	—	—	106,219	106,219
Self-insurance for workers’ compensation and general and professional liability insurance	—	—	—	10,334	10,334
Other operating costs	156,840	35,466	192,306	(127,217)	65,089
Facility rent expense	11,173	1,803	12,976	(23)	12,953
General and administrative expenses	—	—	—	8,719	8,719
Depreciation and amortization	3,848	895	4,743	(686)	4,057
Provision for losses on accounts receivable	—	—	—	2,142	2,142
Interest, net	6,031	1,383	7,414	512	7,926

Total costs and expenses	177,892	39,547	217,439	— ,	217,439

Income before income taxes and discontinued operations	6,319	1,679	7,998	—	7,998
Income tax expense	—	144	144	—	144

Income from continuing operations	$6,319	$1,535	$7,854	$—	$7,854

(1)	Unaudited results of operations for the nine months ended September 30, 2005.
(2)	Unaudited results of operations for the two months ended November 30, 2005.
(3)	All of these reclassifications are to conform to Sun’s consolidated statement of operations.

(a)	The Peak acquisition closed on December 9, 2005. The valuation of Peak’s owned property and equipment was completed in the third quarter of 2006 and included an increase to the assets of $12,960 from Peak’s historical cost. The depreciation and amortization expense associated with this adjustment was recorded in the unaudited consolidated statement of operations of Sun for the nine months ended September 30, 2006; however, the adjustment of $1,730 for the year ended December 31, 2005 is reflected for comparative purposes in the unaudited pro forma statement of operations for the year ended December 31, 2005.

(b)	Shares used to calculate unaudited pro forma income from continuing operations per basic and diluted shares were calculated by adding 8,872 shares of Common Stock assumed to be issued to Sun’s basic and diluted weighted average shares outstanding less 559 shares already included in Sun’s basic and diluted shares for the 23 days of December following the close of the acquisition. The 104 options assumed to be issued were included in the diluted per share calculation using the treasury stock method and an average market price of $7.05 for the year ended December 31, 2005, less three shares that were already included in Sun’s diluted shares for December.